UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2002

DAKOTA GROWERS PASTA COMPANY, INC.

(Exact name of Registrant as specified in its charter)

North Dakota	333-81946	45-0423511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Pasta Avenue Carrington, North Dakota
58421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 652-2855

Item 5.                    Other Events.

The conversion of Dakota Growers Pasta Company, a North Dakota cooperative (the “Cooperative”), from a cooperative to a corporation was completed effective July 1, 2002, with Dakota Growers Pasta Company, Inc. (formerly known as Dakota Growers Restructuring Company, Inc.), a North Dakota corporation (the “Company”), being the ultimate surviving entity in the conversion. The conversion was effected through a series of mergers among the Cooperative and three of its wholly-owned subsidiaries: Dakota Growers Pasta Restructuring Cooperative, a Colorado cooperative (the “Colorado Cooperative”), Dakota Growers Corporation, a Colorado corporation (the “Colorado Corporation”), and the Company.  The Cooperative merged with and into the Colorado Cooperative, with the Colorado Cooperative surviving such merger, and thereafter the Colorado Cooperative merged with and into the Colorado Corporation, with the Colorado Corporation surviving such merger, and thereafter the Colorado Corporation merged with and into the Company, with the Company surviving such merger.  Following the conversion, the Company changed its name to Dakota Growers Pasta Company, Inc.   The Company will operate as the Cooperative’s successor and its operations will be a continuance of the operations of the Cooperative. A copy of the press release announcing the completion of the conversion is incorporated herein by reference and attached as Exhibit 99.1.

Item 7.		Financial Statements and Exhibits.

	(a)	Financial Statements: Not Applicable.

	(b)	Pro Forma Financial Information: Not Applicable.

	(c)	Exhibits:

		Exhibit 2.1	Second Amended and Restated Plan of Merger between Dakota Growers Pasta Company and Dakota Growers Pasta Restructuring Cooperative*

		Exhibit 2.2	Second Amended and Restated Plan of Merger between Dakota Growers Pasta Restructuring Cooperative and Dakota Growers Corporation*

		Exhibit 2.3	Second Amended and Restated Plan of Merger between Dakota Growers Corporation and Dakota Growers Restructuring Company, Inc. *

Exhibit 2.4

Second Amended and Restated Transaction Agreement between Dakota Growers Pasta Company, Dakota Growers Pasta Restructuring Cooperative, Dakota Growers Corporation and Dakota Growers Restructuring Company, Inc. *

		Exhibit 99.1	Press Release, dated July 2, 2002.

*                                            Previously filed as an exhibit to Dakota Growers Restructuring Company, Inc.’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-4, dated April 19, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

Dated: July 8, 2002	By:	/s/ Timothy J. Dodd
Timothy J. Dodd, President and Chief Executive Officer